SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2004

BNS Co.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-5881	050113140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Enterprise Center, Suite 103, Middletown, Rhode Island 02842

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (401) 848-6300

(Former Name or Former Address, if Changed since Last Report)

Item 5. Other Events

On June 11, 2004, BNS Co. (the “Company”) issued a press release announcing the results of the voting at its 2004 Annual Stockholders’ Meeting, including the election of Directors, approval of the indirect sale of its interests in the United Kingdom, including the Heathrow, United Kingdom property, and ratification of Ernst & Young as auditors for 2004. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

On June 16, 2004, BNS Co. issued a press release announcing that the indirect sale of the Company’s United Kingdom interests, including the Heathrow, United Kingdom property, had been completed. A copy of the Company’s press release is attached hereto as Exhibit 99.2.

Item 7. Financial Statement and Exhibits

(c)	Exhibits

Exhibit Number	Title
99.1	Company’s June 11, 2004 Press Release.

99.2	Company’s June 16, 2004 Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BNS Co.

Date: June 16, 2004	By:	/s/ Michael Warren
	Name:	Michael Warren
	Title:	President and Chief Executive Officer